UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 19, 2014
Date of Report (Date of earliest event reported)

PASSPORT POTASH INC.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation)	000-54751 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

608 - 1199 West Pender Street Vancouver, BC, Canada (Address of principal executive offices)	V6E 2R1 (Zip Code)

(604) 687-0300
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On February 24, 2014, Passport Potash Inc. (the "Company") completed a shares-for-debt private placement involving the sale of an aggregate of 27,682,926 shares of the Company at a deemed subscription price of CAD$0.055 per share, in settlement of an aggregate of CAD$1,522,560.90 owed by the Company to certain shares-for-debt purchasers.

The Company relied on exemptions from registration under the United States Securities Act of 1933, as amended, provided by Rule 506 of Regulation D and by Regulation S, based on representations and warranties provided by the shares-for-debt purchasers in the subscription agreements entered into between the shares-for-debt purchasers and the Company.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2014, the board of directors (the "Board") of the Company unanimously voted to decrease the size of its Board to five members. Effective on February 19, 2014, the Board of the Company accepted the resignation of Laara Shaffer as Chief Financial Officer, Secretary and a director of the Company and the resignations of Dennis Ickes, Jerry Aiken and Bill Allred as directors of the Company. Concurrent with the resignations of Ms. Shaffer and Messrs. Ickes, Aiken and Allred, the Board of the Company appointed Frank Högel as a director and Vice Chairman of the Company.

In addition, on March 1, 2014, the Board of the Company appointed Mr. Allred as the Chief Financial Officer of the Company.

Frank Högel

Mr. Högel (age 41) currently serves as President and Chief Executive Officer of Peter Beck Performance Fonds and Peter Beck and Partner Asset Management Company Limited and has been in such positions since January 2002. In addition, from September 2007 to present, Mr. Högel has been a director of Concept Capital Management, an asset management company focused on evaluating Canadian resource companies for convertible debenture financings as well as structuring gold and silver loans. Mr. Högel has a Master of Business Administration (FH) degree from the University of Nürtingen, Germany, which he received in June 1999, with a focus on financial management, banking and international business & management.

As a result of the above-referenced resignations and appointments, the Company's current directors and executive officers are as follows:

Name	Position
Joshua Bleak	President, Chief Executive Officer and a Director
John Eckersley	Executive Vice President and a Director
Bill Allred	Chief Financial Officer
David J. Salisbury	Chairman and a Director
Ali Rahimtula	Director
Michael X. Schlumpberger	Chief Operating Officer
Frank Högel	Vice Chairman and a Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PASSPORT POTASH INC.
Date: March 4, 2014	/s/ John Eckersley Name: John Eckersley Title: Executive Vice-President and Director

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